As filed with the Securities and Exchange Commission, via EDGAR, on May   , 2001
                                                           Registration No. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                             BERGER HOLDINGS, LTD.
             (Exact name of Registrant as specified in its charter)
                              ____________________

                  Pennsylvania                       23-2160077
          (State or other jurisdiction of        (I.R.S. Employer
          incorporation or organization)      Identification Number)
                              ____________________

                           805 Pennsylvania Boulevard
                             Feasterville, PA 19053
                                 (215) 355-1200
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                              ____________________

                         Theodore A. Schwartz, Chairman
                           805 Pennsylvania Boulevard
                             Feasterville, PA 19053
                                 (215) 355-1200

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ____________________

                                    Copy to:
                           Jason M. Shargel, Esquire
                    Wolf, Block, Schorr and Solis-Cohen LLP
                          1650 Arch Street, 22nd Floor
                        Philadelphia, Pennsylvania 19103
                                 (215) 977-2000
                              ____________________

      Approximate date of commencement of the proposed sale to the public:
     From time to time after this Registration Statement becomes effective.
                              ____________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                              ____________________

                        CALCULATION OF REGISTRATION FEE
==============================================================================================
                                                                   Proposed
                                                Proposed           Maximum
                                  Amount        Maximum           Aggregate         Amount of
       Title of Shares            to be      Offering Price        Offering       Registration
       to be Registered         Registered     Per Unit(1)         Price(1)          Fee(1)
----------------------------------------------------------------------------------------------
Common Stock, $.01 par value     1,650,298        $2.25        $3,713,170.50         $928.29
=============================================================================================

     The prospectus constituting part of this registration statement also constitutes part of the registration statements on Form S-3 filed by Berger Holdings, Ltd., Registration File No. 333-15725 (the latest amendment to which was filed on February 26, 1997 and which covers 1,061,000 of unsold securities). $663.13 of filing fees were paid with respect to such unsold securities.

(1) In accordance with section (c) of Rule 457 under the Securities Act of 1933, as amended, the registration fee payable in connection herewith has been calculated based upon the average of the high and low prices for the registrant's common stock on April 30, 2001 (as reported on the Nasdaq SmallCap Market operated by the Nasdaq Stock Market, Inc.)

                             _____________________

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                                           SUBJECT TO COMPLETION
                                                               DATED MAY 4, 2001

SELLING SHAREHOLDER
PROSPECTUS

                             BERGER HOLDINGS, LTD.

                       2,711,298 Shares of Common Stock


     The selling stockholders listed on page 8 of this prospectus may sell from time to time all of the 2,711,298 shares offered by this prospectus.

     The selling stockholders may sell or distribute the shares through underwriters, dealers, brokers or other agents, or directly to one or more purchasers. The price may be the market price prevailing at the time or a price privately negotiated.

     Berger Holdings, Ltd. will not receive any of the proceeds from the sale of the shares. However, it will pay substantially all expenses of the registration of the shares.

                            _______________________

     The common stock of Berger Holdings, Ltd. is listed with the Nasdaq SmallCap Market operated by the Nasdaq Stock Market, Inc. under the symbol "BGRH." On April 30, 2001, the last reported sale price of the common stock was $2.25 per share.

                            _______________________

     Investing in the common stock involves significant risks. See "Risk Factors" beginning on page 3 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                            _______________________

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

                The date of this prospectus is          , 2001.

                               Table of Contents

Risk Factors................................................................  3
Where You Can Find More Information.........................................  5
Forward-Looking Statements..................................................  5
Incorporation of Certain Documents by Reference.............................  6
The Company.................................................................  7
Use of Proceeds.............................................................  7
Selling Stockholders........................................................  8
Plan of Distribution........................................................ 10
Legal Matters............................................................... 11
Experts..................................................................... 11

     You should rely only on information or representations contained or incorporated by reference in this prospectus. No one has been authorized to provide you with any different information.

     Our business and affairs may change following the date of this prospectus. We do not have an obligation to update the information in this prospectus after the date on the cover page.

                                 ____________

                                 RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

     In the discussion of risk factors which follows and elsewhere in this prospectus, the terms "we," "our" and "us" refer to Berger Holdings, Ltd. and its subsidiaries as a combined entity, except where it is clear that the reference is only to Berger Holdings, Ltd. When we use the term "Berger" it refers only to Berger Holdings, Ltd.

     We are subject to risks associated with fluctuations in the price of raw materials.

     The prices of the raw materials we utilize (for example, aluminum, steel, and copper) are subject to fluctuation. We may not be able to pass along any or all of these increases to our customers. As a result, increases in the price of raw materials may have an adverse impact on the profit margin for sales of our products.

     The housing market and the home building and home improvement industry is very cyclical in nature which may materially adversely affect our operations.

     Demand for our products is dependent upon the housing market and the home building and home improvement industry which tend to be cyclical in nature and have experienced significant downturns in recent years. There is no assurance that negative industry cycles in the future will not adversely affect our business.

     Our business may be adversely affected by weather conditions.

     Inclement winter weather and excessively hot and dry summer weather usually cause a reduction in the level of building activity in both the homebuilding and home improvement markets, which may have a material adverse effect on our business. In addition, the absence of snow and other storms may adversely affect future demand for our products, which may reduce our sales and profits.

     Our attempts to expand our operations into markets where we do not currently operate may not be successful.

     We may seek to expand into new geographic markets and related businesses through strategic acquisitions. There can be no assurance that we will be able to so expand or to identify targets for acquisitions on terms that are attractive to us. Further, we do not know whether our services and products will be sufficiently accepted to sustain our efforts to expand. Furthermore, there can be no assurance that we will be able to integrate successfully the operations of any subsequently acquired business with our current operations.

     We may require additional financing.

     In August 1997 we entered into a loan and security agreement with the Summit Bank, N.A. to provide us with working capital and supplemental loans for acquisitions and repayment of other indebtedness. We believe that we currently have sufficient working capital to allow us to maintain or increase our current volume of sales. However, we may require additional debt and/or equity financing as a result of our expansion of our existing business or acquisition of new businesses. There is no assurance that our current financing will be sufficient or that additional financing can be obtained on advantageous terms or at all.

     We face competition in our industry.

     We face significant competition in connection with the products we provide. There are many other companies engaged in the manufacture and distribution of roof drainage products, and many of these companies have greater financial and other business resources than those possessed by us. Further, other companies may enter our area of business in the future. There can be no assurance that we will be able to compete successfully with such companies.

     Our business may suffer if we are unable to retain our key personnel.

     We depend upon the efforts and skills of certain of our key senior executives. If we lose the services of one or more of these individuals it may have a material adverse effect on us. We currently maintain key man life insurance policies on our top four executives, Theodore A. Schwartz, Chairman of the Board of Directors, Joseph F. Weiderman, President and Chief Operating Officer, Paul L. Spiese, III, Vice President of Manufacturing, and Francis E. Wellock, Jr., Chief Financial Officer. Competition for senior management is intense, and we may not be successful in retaining our key personnel or in attracting and retaining other personnel that we may require in the future.

     We may not be able to retain our customers.

     All sales contracts between us and our customers represent a single transaction. As a result, we do not have long term commitments from our customers. There can be no assurance that our customers will continue to purchase products from us or that they will maintain or increase their level of purchases.

     We do not currently pay dividends on our common stock and we do not expect to do so for the foreseeable future.

     We expect to retain our future earnings, if any, for the operation and expansion of our business, and to pay no cash dividends for the foreseeable future. The terms of our current financing agreements limit our payment of dividends, and other agreements we enter into may contain terms that limit the amount of dividends we may pay or prohibit any payment of dividends.

     Trading volume in our common stock has historically been limited and the sale of the shares offered by this prospectus could depress the price of our shares.

     The selling stockholders may sell the 2,711,298 shares offered by this prospectus in the public market from time to time. There is a limited market for our common stock, and the resale of the shares covered by this prospectus, which represent approximately 35% of our outstanding common stock, may depress the price of our stock. There can be no assurance that a broader market for our common stock will develop subsequent to this offering. Selling our shares may be difficult because smaller quantities of shares are bought and sold and security analysts' and the news media's coverage about us is limited. These factors could result in lower prices and larger spreads in the bid and ask prices for our shares.

     Anti-takeover provisions and our right to issue preferred stock could make a third-party acquisition of us difficult.

     Berger's articles of incorporation provide that the board of directors may issue preferred stock without stockholder approval. In addition, Berger's by-laws provide for a classified board, with each board member serving a three-year term. The board of directors has also adopted a stockholder rights plan, commonly referred to as a "poison pill." The issuance of preferred stock, the existence of a classified board and the stockholder rights plan could make it more difficult for a third party to acquire us without the approval of our board. They could also limit the price that certain investors might be willing to pay in the future for our common stock.

                           ________________________

                      WHERE YOU CAN FIND MORE INFORMATION

     Berger Holdings, Ltd. files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). You can inspect and copy these reports, proxy and information statements and other information concerning Berger at the Commission's public reference facilities located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements, and other information about Berger.

     This prospectus is part of Registration Statements on Form S-3 that Berger filed with the Commission to register shares of its common stock. This prospectus does not contain all of the information contained in the Registration Statements. Parts of documents are incorporated by reference into this prospectus. You should read these documents in their entirety rather than relying just on the parts incorporated by reference. Some of these documents are exhibits to the Registration Statements. The Registration Statements together with their exhibits can be inspected and copied at the public reference facilities and regional offices of the Commission referred to above.

                          FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance and business, including:

     .    statements relating to our business strategy;

     .    our current and future plans; and

     . statements that include the words "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions.

     These forward-looking statements are subject to risks, uncertainties, and assumptions about us and our operations that are subject to change based on various important factors, some of which are beyond our control. The following factors, among others, could cause our financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in our forward-looking statements:

     .    increases in our cost of raw materials;

     .    fluctuations in demand for our products;

     .    weather conditions;

     .    our strategic acquisitions;

     .    our need for additional financing;

     .    competition;

     .    our dependence on key personnel;

     .    customer demand; and

     . certain other risks associated with the conduct our business and the industry in general.

     If one or more of the assumptions underlying our forward-looking statements proves incorrect, then our actual results, performance or achievements in future periods could differ materially from those expressed in, or implied by, the forward-looking statements contained or incorporated by reference in this prospectus. Therefore, we caution you not to place undue reliance on our forward-looking statements.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether written or oral, whether as a result of new information, changed assumptions, the occurrence of unanticipated events, changes in future operating results over time or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in the documents filed with the Commission prior to the date of this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Information that we file later with the Commission will automatically update the information incorporated by reference and the information in this prospectus.

We incorporate by reference the following documents Berger has filed with the
Commission:

     1. the Annual Report on Form 10-K for the year ended December 31, 2000, including the financial statements included therein as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000;
     2. the description of Berger's common stock contained in its Form 8-A Registration Statement filed with the Commission on December 19, 1984, and any amendments or reports filed for the purpose of updating this description; and
     5. all documents filed by Berger with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before termination of the offering.

     You may request a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference, by writing or telephoning us at the following address:

                             Berger Holdings, Ltd.
                              Corporate Secretary
                          805 Pennsylvania Boulevard
                       Feasterville, Pennsylvania 19053
                                (215) 355-1200

     You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the respective dates on the front of these documents.

                                  THE COMPANY

     We manufacture and distribute roof drainage systems, specializing in copper products and residential and commercial snow guards.

     Our roof drainage product line, consisting of gutters, downspouts, trim coil and associated accessories and fittings, is manufactured by us in our manufacturing facilities in Georgia and Pennsylvania. We manufacture our specialty metal architectural products at our Texas facility. We sell roof drainage products through our sales representatives and telemarketing principally to wholesale distributors who sell directly to roofers and general contractors for use in the repair and replacement of roof drainage systems in existing buildings, primarily residential.

     The executive offices of Berger Holdings, Ltd. are located at 805 Pennsylvania Boulevard, Feasterville, PA 19053. The telephone number at the executive offices is (215) 355-1200.

                                USE OF PROCEEDS

        We will not receive any proceeds from the sale of the shares covered by this prospectus. We will, however, pay substantially all expenses related to the registration of the shares.

                             SELLING STOCKHOLDERS

        The name of each selling stockholder and the aggregate number of shares of common stock that each selling stockholder may offer and sell by this prospectus are set forth in the table below. Because the selling stockholders may sell or distribute all or a portion of the shares at any time and from time to time after the date of this prospectus, we cannot estimate the number of shares of common stock that each selling stockholder may have upon completion of this offering.

                                                       Shares of        Shares to be
                                                     Common Stock        Offered for
              Selling Stockholder                   Owned Prior to       the Selling
              -------------------                   the Offering(1)      Stockholder
                                                    ---------------      -----------
Argosy Investment Partners, L.P.                           250,000           250,000

Falcon, Larry                                              152,791(2)        115,000
 (Director)

Haft, Jacob I., M.D.                                       264,457(3)        150,000
  (Director)

Kirwin, John, III                                           69,500(4)         65,000
 (Director)

Estate of Irving Kraut                                     447,433(5)        115,000

Kraut, Jon, D.M.D.                                         112,000(6)         25,000
 (Director)

Salvatore, Debra Lyn                                        21,000(7)         10,000

Schwartz, Theodore A.                                      721,692(8)        565,000
  (Chairman of the Board of Directors and CEO)

Seid, Jay                                                   86,500(9)         65,000
 (Director)

Spiese, Paul L., III                                       600,050(10)       509,024
 (VP and Director)

Wellock, Francis E., Jr.                                   350,000(11)       319,000
  (CFO)

Wellock, Carolyn                                            21,000(12)        10,000

Wellock, Carolyn and Frank, in trust for Ryan               10,000(13)        10,000
 Wellock

Weiderman, Gregory                                          89,000(14)        10,000

Weiderman, Joseph F.                                       590,222(15)       493,274
  (President, COO and Director)
                                                          ===========================
                                                                           2,711,298

(1) Beneficial ownership figures include all common stock represented by shares of issued and outstanding common stock as well as shares of common stock issuable upon exercise of outstanding warrants and options. Except as otherwise indicated below, none of the selling shareholders holds any option, warrant, right or convertible security exercisable for or convertible into common stock, whether or not immediately exercisable or convertible or, in the case of employee stock options, currently vested or unvested.

(2)  Includes options to purchase 115, 000 shares of common stock.

(3) Includes options to purchase 150,000 shares of common stock. Excludes 200 shares of common stock owned by Dr. Haft's spouse.

(4) Includes options to purchase 65,000 shares of common stock. Also includes 4,500 shares of Common Stock held by Prudential Securities in an individual retirement account for Mr. Kirwin. Excludes (i) 23,000 shares of Common Stock held by Argosy Capital Group, L.P., of which Mr. Kirwin is a limited partner and an officer of its general partner, Argosy Capital Group, LLC; and (ii) 250,000 shares of Common Stock held by Argosy Investment Partners, L.P., whose general partner is Argosy Associates, L.P., of which Mr. Kirwin is an officer of its general partner, Argosy Investment Associates, L.P.

(5)  Includes options to purchase 115,000 shares of common stock.

(6) Includes options to purchase 25,000 shares of common stock. Excludes 447,433 shares of common stock and shares of common stock underlying options held by the Estate of Irving Kraut.

(7)  Includes options to purchase 10,000 shares of common stock.

(8) Includes options to purchase 565,000 shares of common stock. Also includes 1,500 shares of common stock registered to Mr. Schwartz as joint tenant with Janice L. Bredt.

(9)  Includes options to purchase 65,000 shares of common stock.

(10) Includes options to purchase 509,024 shares of common stock.

(11) Includes options to purchase 319,000 shares of common stock. Excludes 11,000 shares of common stock and options to purchase 10,000 shares of common stock held by Mr. Wellock's spouse, Carolyn, and options to purchase 10,000 shares of common stock held as co-trustee with Mr. Wellock's spouse in trust for the benefit of Mr. Wellock's minor son, Ryan.

(12) Includes options to purchase 10,000 shares of common stock.

(13) Includes options to purchase 10,000 shares of common stock.

(14) Includes options to purchase 70,000 shares of common stock.

(15) Includes options to purchase 493,274 shares of common stock. Excludes options to purchase common stock tranferred to (i) Debra Lyn Salvatore, (ii) Gregory Weiderman, (iii) Carolyn Wellock, and (iii) Carolyn and Frank Wellock, in trust for Ryan Wellock.

                             PLAN OF DISTRIBUTION

        We will not receive any of the proceeds from the sale of the securities by the selling stockholders. The selling stockholders may sell the securities from time to time directly to purchasers. Alternatively, the selling stockholders may from time to time offer the securities through underwriters, brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the securities from whom they may act as agent. Any brokers, dealers or agents who participate in the distribution of the securities may be deemed to be "underwriters," and any profits on the sale of the securities by them and any discounts, commissions or concessions received by any brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. To the extent the selling stockholders may be deemed to be underwriters, the selling stockholders may be subject to some statutory liabilities of the Securities Act of 1933, including, but not limited to, Sections 11, 12 and 17 of the Securities Act of 1933 and Rule 10b-5 under the Securities Exchange Act of 1934.

        The securities offered hereby may be sold from time to time by the selling stockholders or its representatives or trustees, or, donees, devisees, transferees or other successors in interest. The securities may be disposed of from time to time in one or more transactions through any one or more of the following:

        (a) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        (b) purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

        (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

        (d) an exchange distribution in accordance with the rules of that exchange or transactions in the over-the-counter market;

        (e)  in transactions other than in the over-the-counter market;

        (f)  through the writing of put or call options on the securities;

        (g)  short sales of the securities and sales to cover the short sales;

        (h) the pledge of the securities as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the securities or interest therein;

        (i) the distribution of the securities by any selling stockholder to its partners, members or stockholders; and

        (j)  a combination of any of the above.

        These sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate.

        To the best of our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any broker, dealer, agent or underwriter regarding the sale of the securities by the selling stockholders. There is no assurance that any selling stockholder will sell any or all of the securities offered by it hereunder or that any selling stockholder will not transfer, devise or gift the securities by other means not described herein. The securities covered by this prospectus may be sold in private transactions or under Rule 144 rather than pursuant to this prospectus.

        Under the securities laws of some states, the securities may be sold in these states only through registered or licensed brokers or dealers. In addition, in some states, the securities may not be sold unless the securities have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

        The selling stockholders and any other person participating in the distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. Furthermore, under Regulation M under the Securities Exchange Act of 1934, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for particular periods prior to the commencement of the distribution. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

        Pursuant to the Exchange Agreement entered into in connection with the issuance of the common stock by us to Argosy Investment Partners, L.P., each of Berger and Argosy Investment Partners, L.P. will be indemnified by the other against particular liabilities, including some liabilities under the Securities Act of 1933, or will be entitled to reimbursement in connection therewith.

        We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the securities to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the total expenses of this offering that will be paid by us is $13,500.

                                    EXPERTS

          Our consolidated financial statements and financial statement schedule as of December 31, 2000 and 1999, and for each of the three-year periods ended December 31, 2000, have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance on the report of KPMG LLP, independent public accountants, incorporated by reference herein, and upon their authority as experts in accounting and auditing.


                                 LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon by Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania.

                                 PART II
                                 -------

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution
          -------------------------------------------

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by the Registrant.

     Securities and Exchange Commission Registration Fee..   $   928.00
     *Federal and State Taxes and Fees....................            0
     *Printing and Engraving Expenses.....................       500.00
     *Accounting Fees and Expenses........................     1,500.00
     *Legal Fees and Expenses.............................     5,000.00
     *Blue Sky Qualification Fees and Expenses............            0
     *Transfer Agent and Registrar Fees and Expenses......       500.00
     *Miscellaneous.......................................     5,072.00
                       TOTAL..............................   $13,500.00

_________________
*  Estimate

Item 15.  Indemnification of Directors and Officers
          -----------------------------------------

     Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative or corporate actions), to which any of them is a party or is threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 1742 permits indemnification in derivative and corporate actions if the appropriate standard of contact is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Under Section 1743, indemnification against actual and reasonable expenses is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in
Section 1741 or 1742.

     Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by (i) the board of directors by a majority vote of a quorum of directors who were not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

     Section 1745 provides that expenses incurred by an officer or director in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

     Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against the liability under Subchapter 17D of the BCL.

     Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

     Section 1750 provides that the indemnification and advancement of expense provided by, or granted pursuant to, Subchapter 17D of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs and personal representative of such person.

     Article VII of the Registrant's amended and restated bylaws, which are incorporated by reference in this Registration Statement, provides in general that the Registrant shall indemnify its officers and directors to the fullest extent permitted by law.

Item 16.  Exhibits and Financial Statement Schedules
          ------------------------------------------

     The following documents are filed as part of this Registration Statement. (Exhibit numbers correspond to the exhibits required by Item 601 of Regulation S-K for a Registration Statement on Form S-3).


Exhibit
Number     Title                            Method of Filing
-------    -----                            ----------------

1          Underwriting agreement           Not Applicable

2          Plan of acquisition,                 Not Applicable
           reorganization, arrangement,
           liquidation or succession

4          Instruments defining the rights      Not Applicable
           of security holders, including
           indentures

5          Opinion of Wolf, Block,              Filed herewith
           Schorr and Solis-Cohen LLP

8          Opinion regarding tax matters        Not Applicable

12         Statement regarding computation      Not Applicable
           of per share earnings

15         Letter regarding unaudited interim   Not Applicable
           financial information

23.1       Consent of KPMG LLP                  Filed herewith

23.2       Consent of Wolf, Block,              (Filed as part of Exhibit 5
           Schorr and Solis-Cohen LLP            hereto)

24         Power of Attorney                    (Included on signature page in
                                                Part II of registration
                                                statement)

25         Statement of eligibility of trustee  Not Applicable

26         Invitations for competitive bids     Not Applicable

27         Financial Data Schedule              Not Applicable


     All other exhibits for which provision is made in the applicable regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

Item 17.  Undertakings.
          ------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          A. The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of Item 15 of this
     Part II, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Feasterville, Pennsylvania, on this 4th day of May, 2001.

                             BERGER HOLDINGS, LTD.


                             By:  /s/ Joseph F. Weiderman
                                 -----------------------------------
                                  Joseph F. Weiderman, President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph F. Weiderman and Theodore A. Schwartz, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including, without limitation, post-effective amendments to this registration statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or their respective substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                        Title                        Date
         ---------                        -----                        ----



/s/ Theodore A. Schwartz        Chairman of the Board of Directors     5/4/2001
-----------------------------
Theodore A. Schwartz            and Chief Executive Officer
                                (Principal Executive Officer)



/s/ Joseph F. Weiderman         President, Chief Operating Officer     5/4/2001
-----------------------------
Joseph F. Weiderman             and Director



/s/ Paul L. Spiese, III         Vice President and Director            5/4/2001
----------------------------
Paul L. Spiese, III

       Signature                      Title                    Date
       ---------                      -----                    ----


/s/ Larry Falcon                Director                     5/4/2001
---------------------------
Larry Falcon



/s/ Jacob I. Haft, M.D.         Director                     5/4/2001
---------------------------
Jacob I. Haft, M.D.



/s/ Jon. M. Kraut, D.M.D.       Director                     5/4/2001
---------------------------
Jon M. Kraut, D.M.D.



/s/ Jay Seid                    Director                     5/4/2001
---------------------------
Jay Seid



/s/ John Paul Kirwin, III       Director                     5/4/2001
---------------------------
John Paul Kirwin, III



/s/ Francis E. Wellock, Jr.     Chief Financial Officer      5/4/2001
---------------------------
Francis E. Wellock, Jr.         (Principal Financial and
                                Accounting Officer)